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                                                                     EXHIBIT 8.1

                                                     King & Spalding LLP
                                                     1185 Avenue of the Americas
                                                     New York, New York 10036
                                                     Main: 212/556-2000
                                                     Fax: 212/556-2222



                                January 26, 2005

MIM Corporation
100 Clearbrook Rd.
Elmsford, New York 10523

         Re: Certain U.S. Federal Income Tax Consequences of Merger of Chronimed
             Acquisition Corp. with and into Chronimed Inc.


Ladies and Gentlemen:

         We have acted as counsel to MIM Corporation, a Delaware corporation ("Parent"), in connection with the transaction (the "Merger") whereby Chronimed Acquisition Corp., a Minnesota corporation and direct wholly owned subsidiary of Parent ("Merger Sub") will merge with and into Chronimed Inc., a Minnesota corporation (the "Company), with the Company surviving as a wholly owned subsidiary of Parent, pursuant to the Agreement and Plan of Merger dated as of August 9, 2004 by and among Parent, Corvette Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Original Merger Sub") and the Company, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated January 3, 2005, by and among Parent, the Company and Merger Sub (as so amended, the "Merger Agreement"). The Merger is described in the Registration Statement (the "Registration Statement") of the Company on Form S-4 filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

                              INFORMATION RELIED ON

         In rendering the opinion expressed herein, we have examined, and have relied as to matters of fact upon, the Merger Agreement and the representation letters of the Company and Parent delivered to us for purposes of this opinion (the "Representation Letters") as well as originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents, and other instruments and have made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.
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MIM Corporation
January 26, 2005
Page 2

We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

         In rendering our opinion, we have also assumed, with your permission, that (i) the Merger will be effected in accordance with the Merger Agreement and will be effective under applicable state laws, and that none of the material terms or conditions contained therein has been, or will be, waived or modified in any respect, (ii) the facts relating to the Merger as described in the Registration Statement (including the joint proxy statement/prospectus) and the documents described therein are true, correct and complete in all material respects, (iii) the statements concerning the Merger set forth in the Merger Agreement are accurate and complete and will remain accurate and complete at all times up to and including the time at which the Merger becomes effective (the "Effective Time"), (iv) the representations made by the Company and Parent in the Merger Agreement and the Representation Letters are and will remain accurate and complete at all times up to and including the Effective Time, (v) any representations made in the Merger Agreement or the Representation Letters "to the knowledge of," or based on the belief of, the Company or Parent or similarly qualified are accurate and complete and will remain accurate and complete at all times up to and including the Effective Time, in each case without such qualification and (vi) the parties to the Merger Agreement have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement. Our opinion is expressly conditioned upon the accuracy and completeness of the assumptions set forth herein and, accordingly, cannot be relied upon if any such assumption is, or later becomes, inaccurate.

                                     OPINION

         Based upon and subject to the foregoing, it is our opinion that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

         The opinion expressed herein is based upon existing statutory, regulatory, administrative and judicial authority, any of which may be changed at any time with retroactive effect. In addition, the opinion is limited to the tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger.

         This opinion letter is being delivered solely for your benefit in connection with the filing of the Registration Statement and to satisfy the condition under Section 8.1(d) of the Merger Agreement. Except as explicitly provided herein, this opinion may not be relied upon for any other purpose or by any other person without our prior written consent.

         We hereby consent to the filing of a copy of this opinion with the Registration Statement and to the reference to our firm contained in the Registration Statement. In giving
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MIM Corporation
January 26, 2005
Page 3


this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

                                             Very truly yours,



                                          /s/  KING & SPALDING LLP